SCHEDULE 14A INFORMATION

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GREIF, INC.

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GREIF, INC.

425 Winter Road

Delaware, Ohio 43015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Greif, Inc.

Notice is hereby given that the Annual Meeting of Stockholders of Greif, Inc. (the “Company”) will be held at its principal executive offices, 425 Winter Road, Delaware, Ohio 43015, on February 23, 2004, at 10:00 A.M., E.S.T., for the following purposes:

1.	To elect eight directors to serve for a one-year term;

2.	To consider and vote upon a proposal to amend the Company’s Long-Term Incentive Plan; and

3.	To transact such other business as may properly come before the meeting or any and all adjournments.

Only stockholders of record of the Class B Common Stock at the close of business on January 15, 2004, will be entitled to vote at this meeting.

Whether or not you plan to attend this meeting, we hope that Class B stockholders will sign the enclosed proxy and return it promptly in the enclosed envelope. If you are able to attend the meeting and wish to vote in person, at your request we will cancel your proxy.

January 23, 2004	Gary R. Martz Secretary

GREIF, INC.

425 Winter Road

Delaware, Ohio 43015

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD FEBRUARY 23, 2004

To the Stockholders of Greif, Inc.:

This Proxy Statement is being furnished to all of the stockholders of Greif, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Annual Meeting of Stockholders scheduled to be held on February 23, 2004, at 10:00 A.M., E.S.T., at the Company’s principal executive offices, 425 Winter Road, Delaware, Ohio 43015. It is anticipated that this Proxy Statement and form of proxy will first be sent to the stockholders on or about January 23, 2004.

PROXIES AND VOTING

This Proxy Statement is being furnished to Class B stockholders of the Company, the only class of stockholders entitled to vote at the Annual Meeting, in connection with the solicitation by management of proxies that will be used at the Annual Meeting. Class A stockholders are not entitled to vote at the Annual Meeting, and therefore, this Proxy Statement is being furnished to Class A stockholders for informational purposes only, and no proxy is being solicited from them.

At the Annual Meeting, the Class B stockholders will vote upon: (1) the election of eight directors; (2) a proposal to approve an amendment to the Company’s Long-Term Incentive Plan; and (3) such other business as may properly come before the meeting or any and all adjournments.

Class B stockholders do not have the right to cumulate their votes in the election of directors, and the eight nominees receiving the highest number of votes will be elected as directors. The vote required for the approval to amend the Company’s Long-Term Incentive Plan is the favorable vote of a majority of the outstanding shares of the Class B Common Stock present, in person or by proxy, at the Annual Meeting.

Shares of Class B Common Stock represented by properly executed proxies will be voted at the Annual Meeting in accordance with the choices indicated on the proxy. If no choices are indicated on a proxy, the shares represented by that proxy will be voted in favor of the eight nominees described in this Proxy Statement and to approve the amendment to the Company’s Long-Term Incentive Plan. Any proxy may be revoked at any time prior to its exercise by delivering to the Company a subsequently dated proxy or by giving notice of revocation to the Company in writing or in open meeting. A Class B stockholder’s presence at the Annual Meeting does not by itself revoke the proxy.

Abstentions will be considered as shares of Class B Common Stock present and entitled to vote at the Annual Meeting and will be counted for purposes of determining whether a quorum is present. Abstentions will not be counted in determining the votes cast for the election of directors and will not have a positive or negative effect on the outcome of the election. Because the proposal to approve an amendment to the Company’s Long-Term Incentive Plan requires the favorable vote of a majority of the outstanding shares of Class B Common Stock present, in person or by proxy, at the Annual Meeting, abstentions will have the same effect as a vote against this proposal.

If your Class B Common Stock is held in street name, you will need to instruct your broker regarding how to vote your Class B Common Stock. If you do not provide your broker with voting instructions regarding the election of directors, your broker will nevertheless have the discretion to vote your shares of Class B Common Stock for the election of directors. There are certain other matters, however, over which your broker does not have discretion to vote your Class B Common Stock without your instructions — these situations are referred to as “broker non-votes.” The proposal regarding the amendment to the Company’s Long-Term Incentive Plan falls into this category. If you do not provide your broker with voting instructions on this proposal, your shares of Class B Common Stock will not be voted on this proposal. Broker non-votes will not be considered as votes entitled to be cast on this proposal, and therefore broker non-votes will not have a positive or negative effect on the outcome of this proposal.

The close of business on January 15, 2004, has been fixed as the record date for the determination of Class B stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On the record date, there were outstanding and entitled to vote 11,662,003 shares of Class B Common Stock. Each share of the Class B Common Stock is entitled to one vote.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

At the Annual Meeting, shares of the Class B Common Stock represented by the proxies, unless otherwise specified, will be voted to elect as directors for one-year terms Michael J. Gasser, Charles R. Chandler, Michael H. Dempsey, Daniel J. Gunsett, Judith D. Hook, Patrick J. Norton, David J. Olderman and William B. Sparks, Jr., the eight persons recommended by the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”), all of whom are currently directors of the Company. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. In the event that any nominee named above is unable to serve (which is not anticipated), the persons named in the proxy may vote it for another nominee of their choice.

John C. Kane, currently a director of the Company, has given notice that he wishes to retire from the Board as of the end of his term, and accordingly, he is not standing for re-election. The Nominating and Corporate Governance Committee, which consists solely of independent directors, is in the process of identifying and evaluating qualified candidates to replace Mr. Kane, and that process will not be completed until after the Annual Meeting. Accordingly, the Board has not named a nominee to succeed Mr. Kane, and effective as of the Annual Meeting date, the number of directors will be reduced from nine to eight, in accordance with the Company’s by-laws. Upon acceptance by the Board of a recommendation from the Nominating and Corporate Governance Committee, the Board will increase the number of directors to nine and will elect an additional director to serve for a term expiring on the date of the Annual Meeting of Stockholders for 2005, in accordance with the Company’s by-laws, among other reasons, this procedure will save the time and expense involved in holding a special meeting of the stockholders for that purpose.

Proxies cannot be voted at the Annual Meeting for a number of persons greater than the eight nominees named in this Proxy Statement.

Directors’ Biographies

Michael J. Gasser, 52, has been a director since 1991. He has been Chairman of the Board of Directors and Chief Executive Officer of the Company since 1994. He has been an executive officer of the Company since 1988. He is a member of the Executive and Stock Repurchase Committees. He is also a director for Bob Evans Farms, Inc., a restaurant and food products company.

Charles R. Chandler, 68, has been a director since 1987. He has been an investor since his retirement as Vice Chairman of the Company in September 2002, a position he held for more than five years. From 1999 through September 2002, Mr. Chandler also served as President of Soterra LLC, a subsidiary of the Company. He is a member of the Executive Committee.

Michael H. Dempsey, 47, has been a director since 1996. He has been an investor since 1997. Prior to that time, and for more than five years, he had been the President of Kuschall of America, a wheelchair manufacturing company. He is a member of the Compensation, Executive, Nominating and Corporate Governance, and Stock Option Committees. Mr. Dempsey is the brother of Judith D. Hook.

Daniel J. Gunsett, 55, has been a director since 1996. For more than five years, he has been a partner with the law firm of Baker & Hostetler LLP. He is a member of the Compensation, Executive, Nominating and Corporate Governance, Stock Option and Stock Repurchase Committees.

Judith D. Hook, 50, has been a director since 2003. Mrs. Hook has been an investor for more than five years. She is the sister of Michael H. Dempsey.

Patrick J. Norton, 53, has been a director since 2003. Mr. Norton retired as Executive Vice President and Chief Financial Officer of The Scotts Company, a consumer lawn and garden products company, in January 2003. Mr. Norton served as Executive Vice President and Chief Financial Officer of The Scotts Company from

May 2000 until his retirement and as interim Chief Financial Officer from February 2000 to May 2000. From 1983 until its acquisition by ServiceMaster, Inc. in February 1997, Mr. Norton was the President, Chief Executive Officer and a director of Barefoot Inc., a lawn care company. He is a member of the Audit and Compensation Committees. Mr. Norton also serves as a director of The Scotts Company.

David J. Olderman, 68, has been a director since 1996. He has been an investor since 1997. Prior to that time, and for more than five years, he had been Chairman, owner and Chief Executive Officer of Carret and Company, Inc., an investment consulting firm. He is a member of the Audit, Compensation, Executive and Stock Option Committees.

William B. Sparks, Jr., 62, has been a director since 1995. He has been President and Chief Operating Officer of the Company for more than five years.

In the tabulating of votes, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

PROPOSAL NO. 2—APPROVAL OF AMENDMENT TO

THE COMPANY’S LONG-TERM INCENTIVE PLAN

At the Annual Meeting, the Class B stockholders will be requested to consider and act upon a proposal to approve an amendment (the “Amendment”) to the Company’s Long-Term Incentive Plan (the “Incentive Plan”).

At the Annual Meeting held on February 25, 2002, the Company’s Class B stockholders approved the Incentive Plan. The primary purposes of the Incentive Plan are to retain, motivate and attract top caliber executives, focus management on the key measures that drive superior performance, provide compensation opportunities that are externally competitive and internally consistent with the Company’s total compensation strategies, and provide award opportunities that are comparable in both character and magnitude to those provided through stock-based plans. Incentive compensation awards to participants are paid 80% in cash and 20% in restricted shares of the Company’s Class A and/or Class B Common Stock.

Description of the Incentive Plan

The following discussion describes important aspects of the Incentive Plan. This discussion is intended to be a summary of the material provisions of the Incentive Plan. Because it is a summary, some details that may be important to you are not included. For this reason, the entire Incentive Plan, with the proposed amendment to Section 4.4 in bold italics, is attached as Exhibit A to this Proxy Statement.

Administration. The Incentive Plan is administered by the Special Subcommittee on Incentive Compensation of the Board (the “Subcommittee”). This Subcommittee is composed of independent directors, meaning directors who are not officers or employees of the Company. Among other things, the Subcommittee has the authority to select employees to participate in the Incentive Plan, to determine the size and types of award opportunities and final awards, and to determine the other terms and conditions of award opportunities under the Incentive Plan (subject to the terms of the Incentive Plan). The Subcommittee also has the authority to establish and amend rules and regulations relating to the Incentive Plan and to make all other determinations necessary or advisable for the administration of the Incentive Plan. All decisions made by the Subcommittee pursuant to the Incentive Plan are made in the Subcommittee’s sole discretion and will be final and binding.

Eligibility. Employees of the Company who are designated by the Subcommittee as “key employees” are eligible to participate and receive awards under the Incentive Plan. In general, an employee may be designated as a key employee if he or she is responsible for, or contributes to, the management, growth and/or profitability of the business of the Company in a material way. Key employees who are chosen to participate in the Incentive Plan for any given performance period are so notified in writing and are apprised of the performance criteria and related award opportunities determined for them for the relevant performance period. Performance periods are consecutive and overlapping three-year cycles.

Establishment of Performance Goals/Criteria. Prior to the beginning of each performance period, the Subcommittee will select and establish performance goals for that performance period which, if met, will entitle participants to the payment of the incentive compensation award. The performance goals are based on targeted levels of increases in (a) earnings per share, and (b) “free cash flow” (as defined in the Incentive Plan) or (c) such other measures of performance success as the Subcommittee may determine. The Subcommittee may establish a range of performance goals which correspond to, and will entitle participants to receive, various levels of award opportunities based on percentage multiples of the “target incentive award,” which is the incentive compensation amount to be paid to participants when the performance criteria designated as the “100% award level” is met. In addition, each range may include levels of performance above and below the 100% performance level, ranging from a minimum of 0% to a maximum of 200% of the target incentive award. The Subcommittee may also establish minimum levels of performance goal achievement below which no awards are paid to any participant. Notwithstanding any other provision in the Incentive Plan to the contrary, the performance criteria applicable to any participant who is, or who is determined by the Subcommittee to be likely to become, a “covered employee” will be limited to growth, improvement or attainment of certain levels of return on capital, equity, or operating costs, economic value added, margins, total stockholder return on market value, operating profit or net income, cash flow, earnings before interest and taxes, earnings before interest, taxes and depreciation, or earnings before interest, taxes, depreciation and amortization, sales, throughput, or product volumes, or costs or expenses. These performance criteria may be expressed either on an absolute basis or relative to other companies selected by the Subcommittee. Covered employees, as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), are the Company’s chief executive officer and its four other most highly compensated executive officers. This requirement is intended to ensure compliance with the exception from Section 162(m) of the Code for qualified performance-based compensation.

Establishment of Awards; Final Awards. After the performance goals are established, the Subcommittee will align the achievement of the performance goals with the award opportunities, such that the level of achievement of the pre-established performance goals at the end of the performance period will determine the “final awards” (i.e., the actual incentive compensation earned during the performance period by the participant). After establishing the performance criteria, the Subcommittee will establish the award opportunities for the participants which correspond to various levels of achievement of the pre-established performance criteria. The established award opportunities will vary in relation to the job classification of each participant. Once established, the performance criteria normally will not be changed during the performance period. However, if the Subcommittee determines that external or internal changes or other unanticipated business conditions materially affected the fairness of the goals or render the performance criteria unsuitable, then the Subcommittee may approve appropriate adjustments to the performance criteria (either up or down) during the performance period to participants other than covered employees. In addition, at the time the award subject to performance criteria is made and performance criteria are established, the Subcommittee is authorized to determine the manner in which the performance criteria will be calculated or measured to take into account certain factors over which participants have no or limited control. At the end of each performance period, the Subcommittee will certify the extent to which the performance criteria were met during the performance period and determine the final awards for the participants.

Termination of Employment. A participant whose employment terminates because of death, disability or retirement during the performance period for an award will receive a pro rata portion of the award, based upon the extent to which the performance goals had been achieved before such termination. A participant whose employment terminates for any other reason before the end of the performance period for an award will not be entitled to any payment with respect to the award.

Amendment and Termination. The Incentive Plan may be amended, modified or terminated by the Subcommittee at any time, but no such amendment, modification or termination may materially reduce the right of a participant to a payment or distribution under the Incentive Plan to which such participant has already become entitled, without the consent of such participant. In addition, any amendment which will make a change which may require stockholder approval under the rules of any exchange on which the Company’s Common Stock is listed, or in order for awards granted under the Incentive Plan to qualify for an exemption from Section 162(m) of the Code, will require stockholder approval.

Description of Amendment

As stated above, the Incentive Plan has been designed to take into account certain limits on the ability of a public corporation to claim tax deductions for compensation paid to certain highly compensated executives. Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation exceeding $1.0 million paid to the chief executive officer and the four other most highly compensated officers of a public corporation. However, “qualified performance-based compensation” for those covered employees is exempt from this limitation. Qualified performance-based compensation is compensation paid based solely upon the achievement of objective performance goals, the material terms of which are approved by the stockholders of the paying corporation. The terms of an objective formula must preclude discretion to increase the amount of compensation payable to covered employees that would otherwise be due upon attainment of the goal. When the amount of compensation to be paid upon attainment of the performance goal is based upon a percentage of base salary, the objective formula will not be considered discretionary under Section 162(m) of the Code if the maximum dollar amount to be paid is fixed at the time the performance goal is established.

Under the Incentive Plan, the Company desires to have the compensation paid to an employee upon achievement of the performance goals based upon a percentage of the base salary of that employee. Accordingly, with respect to covered employees, it is necessary to fix the maximum dollar amount payable at the time of the establishment of performance goals by the Subcommittee by fixing the amount of any salary increases that will be considered for purposes of calculating final compensation awards.

It is proposed that the “target incentive award” for each participant be a percentage of that participant’s average base salary (exclusive of any bonus and other benefits) (“Base Salary”). However, in the event that a covered employee’s average Base Salary for a three-year performance period exceeds by more than 130% that employee’s salary on the first day of that performance period, the average Base Salary of that covered employee for purposes of determining the final award compensation will be capped at 130% of that covered employee’s Base Salary on the first day of the performance period. In addition, the Company also desires to place an absolute cap on the amount of any final award payable to any employee for any three-year performance period. The proposed cap is $6,000,000 for any three-year performance period, which, given that the Incentive Plan will continue in effect until October 2011, the Board and the Subcommittee believes is prudent.

Consequently, it is proposed that Section 4.4 of the Incentive Plan be amended by adding the following provision at the end of that Section:

“The Target Incentive Award for each Participant will be a percentage of that Participant’s average base salary (exclusive of any bonus and other benefits) (the “Base Salary”) during the Performance Period; provided, however, that in the event that a Covered Employee’s average Base Salary during the Performance Period exceeds by more than 130% the Base Salary of that Covered Employee on the first day of the Performance Period, such Covered Employee’s average Base Salary for purposes of calculating the Final Award shall be capped at 130% of such Covered Employee’s Base Salary on the first day of the Performance Period. In addition, in no event shall the Final Award paid to any Employee under this Plan for any Performance Period exceed $6,000,000.”

A copy of the Incentive Plan, including the proposed amendment to Section 4.4 (which amendment is in bold italics) is attached as Exhibit A to this Proxy Statement.

Reasons for Stockholder Approval

Under the listing standards of the New York Stock Exchange (“NYSE”), listed companies, such as the Company, are required to receive stockholder approval for compensation plans and any material revisions to the terms of such plans, which provide equity-based awards to employees or directors. The Amendment constitutes a material revision to an equity-based compensation plan. In addition, stockholder approval of the material terms of the Incentive Plan is necessary in order for compensation under the Incentive Plan to be “qualified performance-based compensation” for purposes of Section 162(m) of the Code. For these reasons, stockholders of the Company are being asked to approve the Amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE INCENTIVE PLAN.

BOARD OF DIRECTORS AND COMMITTEES

The Board has affirmatively determined that a majority of the Company’s directors, as well as each of the members of the Board’s Audit, Compensation, and Nominating and Corporate Governance Committees, are “independent” as defined in the NYSE listing standards and meet the categorical standards of independence adopted by the Board. The only directors who are not independent are Messrs. Gasser and Sparks, who are employees of the Company, and Mr. Chandler, who is a former employee of the Company. The Board-adopted standards of independence are set forth in the Independence Standards for Directors, which is available on the Company’s Internet Web site at www.greif.com under “Investor Center—Corporate Governance.”

The Board held four meetings during the 2003 fiscal year. Each director attended at least 75% of the meetings held by the Board and committees on which he or she served during the 2003 fiscal year.

The Board has established an Executive Committee, a Compensation Committee, an Audit Committee, a Stock Option Committee, a Stock Repurchase Committee, and a Nominating and Corporate Governance Committee.

The Board has adopted charters for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Copies of these charters will be available on the Company’s Internet Web site at www.greif.com under “Investor Center—Corporate Governance.”

The Executive Committee, whose current members are Messrs. Gasser, Chandler, Dempsey, Gunsett, Kane and Olderman, has the same authority, subject to certain limitations, as the Board during intervals between meetings of the Board. The Executive Committee held six meetings during the 2003 fiscal year.

The Compensation Committee, whose current members are Messrs. Dempsey, Gunsett, Kane, Norton and Olderman, is responsible, among other matters, for discharging the Board’s responsibility relating to the compensation of executive officers and directors. This is accomplished by evaluating the compensation, fringe benefits and perquisites provided to the Company’s officers and adopting compensation policies applicable to the Company’s executive officers, including the specific relationship, if any, of corporate performance to executive compensation and the factors and criteria upon which the compensation of the Company’s Chief Executive Officer should be based. The Compensation Committee held three meetings during the 2003 fiscal year.

The Audit Committee, whose current members are Messrs. Kane, Norton and Olderman, is responsible, among other matters, for engaging and, when appropriate, replacing the Company’s independent auditors, reviewing with such auditors the scope and results of their audit, reviewing the Company’s accounting functions, operations and management, and considering the adequacy and effectiveness of the internal accounting controls and internal auditing methods, policies and procedures of the Company. The Audit Committee held five meetings during the 2003 fiscal year.

The Stock Option Committee, whose current members are Messrs. Dempsey, Gunsett, Kane and Olderman, is responsible for administering the Company’s Incentive Stock Option Plan which provides for the granting of options for shares of the Company’s Class A Common Stock to key employees. The Stock Option Committee held one meeting during the 2003 fiscal year.

The Stock Repurchase Committee, whose current members are Messrs. Gasser and Gunsett, is responsible for administering the Company’s Stock Repurchase Program. The Stock Repurchase Committee held one meeting during the 2003 fiscal year.

The Company’s standing nominating committee, called the Nominating and Corporate Governance Committee (the “Nominating Committee”), whose current members are Messrs. Dempsey and Gunsett, functions pursuant to a written charter adopted by the Board. The Nominating Committee is responsible for recommending to the Board a slate of director nominees for election at each Annual Meeting of the Company’s stockholders and director nominees for election at any other stockholder meeting held for the election of one or more directors. The Board then acts on the Nominating Committee’s recommendations and is responsible for (1) recommending to stockholders a slate of director nominees for election at each Annual Meeting of the Company’s stockholders and director nominees for election at any other stockholder meeting held for the election of one or more directors, and (2) nominating at such meetings those persons it has recommended as director nominees.

It is the policy of the Nominating Committee to consider individuals recommended by stockholders for membership on the Board. If a stockholder desires to recommend an individual for membership on the Board, then that stockholder must provide a written notice to the Secretary of the Company at 425 Winter Road, Delaware, Ohio 43015 (the “Recommendation Notice”). In order for a recommendation to be considered by the Nominating Committee, the Recommendation Notice must contain, at a minimum, the following: the name and address, as they appear on the Company’s books, and telephone number of the stockholder making the recommendation, including information on the number of shares and class of stock owned, and if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity; the full legal name, address and telephone number of the individual being recommended, together with a reasonably detailed description of the background, experience and qualifications of that individual; a written acknowledgement by the individual being recommended that he or she has consented to that recommendation and consents to the Company’s undertaking of an investigation into that individual’s background, experience and qualifications in the event that the Nominating Committee desires to do so; the disclosure of any relationship of the individual being recommended with the Company or any of its subsidiaries or affiliates, whether direct or indirect; and, if known to the stockholder, any material interest of such stockholder or individual being recommended in any proposals or other business to be presented at the Company’s next Annual Meeting of Stockholders (or a statement to the effect that no material interest is known to such stockholder).

Effective for the Annual Meeting of Stockholders to be held in 2005 (scheduled for February 21, 2005), except for the director nominees recommended by the Nominating Committee to the Board, no person may be nominated for election as a director of the Company during any stockholder meeting unless such person was first recommended by a stockholder for Board membership in accordance with the procedures set forth in the preceding paragraph and the Recommendation Notice is received by the Company not less than 60 days nor more than 90 days prior to the date of such meeting; provided, however, if less than 75 days notice or prior public disclosure of the date of a stockholders’ meeting is given or made to stockholders, then, in order to be timely received, the Recommendation Notice must be received by the Company no later than the close of business on the 10th day following the day on which such notice of the date of the stockholders’ meeting was mailed or such public disclosure was made.

The Nominating Committee’s Charter sets forth certain specific, minimum qualifications that must be met by a Nominating Committee-recommended nominee for a position on the Board, as well as qualities and skills that Board members possess. The Nominating Committee determines, and reviews with the Board on an annual basis, the desired skills and characteristics for directors as well as the composition of the Board as a whole. This assessment considers director’s qualification as independent, as well as diversity, age, skill and experience in the context of the needs of the Board. At a minimum, directors should share the values of the Company and should possess the following characteristics: high personal and professional integrity; the ability to exercise sound business judgment; an inquiring mind; and the time available to devote to Board activities and the willingness to do so. Ultimately, the Nominating Committee will select prospective Board members who the Nominating Committee believes will be effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the stockholders.

In the event that the Nominating Committee, the Board or the Chairman/Chief Executive Officer identifies the need to fill a vacancy or to add a new member to fill a newly created position on the Board with specific criteria, the Nominating Committee initiates a search process and informally keeps the Board apprised of progress. The Nominating Committee may seek input from members of the Board, the Chairman/Chief Executive Officer and other management and, if necessary, hire a search firm. In addition, as a matter of policy, the Nominating Committee will consider candidates for Board membership recommended by stockholders. The initial candidate or candidates, including anyone recommended by a stockholder, who satisfy the specific criteria for Board membership and otherwise qualify for membership on the Board are then reviewed and evaluated by the Nominating Committee; the evaluation process for candidates recommended by stockholders is not to be different. The Nominating Committee is to maintain and update a list of candidates recommended from all sources. The Nominating Committee will then determine the Nominating Committee member or Board member or other person involved in the process (such as a search firm) who will make the initial contact with the prospective candidate or candidates. The Chairman/Chief Executive Officer and at least one member of the Nominating Committee will interview the identified candidate or candidates. Based on the interviews and all other information available to the Nominating Committee, the Nominating Committee will meet to consider and approve a final candidate or candidates, as the case may be. The Nominating Committee then will make its recommendation to the Board.

The Company has not, as of January 15, 2004, received any recommendations from stockholders for nominees for the Board.

The non-management directors of the Company meet without the Company’s management at least four times each year, and during at least one of those meetings, the non-management directors schedule an executive session that includes only independent directors. These meetings are typically held in conjunction with a regularly scheduled Board meeting and at such other times as necessary or appropriate. The chairpersons of the Company’s Audit Committee, Compensation Committee and Nominating Committee rotate as chairperson of meetings of the non-management directors.

The Board believes it is important for stockholders to have a process to send communications to the Board. Accordingly, any stockholder or other interested party who desires to make his or her concerns known to the non-management directors or to the entire Board may do so by communicating with the chairperson of the Audit Committee by e-mail to audit.comm@greif.com or in writing to Audit Committee Chairperson, Greif, Inc., 425 Winter Road, Delaware, Ohio 43015. All such communications will be forwarded to the non-management directors or the entire Board as requested in the communication.

It is the Company’s policy that directors are expected to attend the Company’s Annual Meeting of Stockholders. All of the directors standing for re-election attended last year’s Annual Meeting of Stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of January 15, 2004, with respect to the only persons known by the Company to be the beneficial owners of 5% or more of the Class B Common Stock, the Company’s only class of voting securities:

Name and Address	Class of Stock	Type of Ownership	Number of Shares	Percent of Class
Michael H. Dempsey 2240 Encinitas Boulevard Suite D-403 Encinitas, California	Class B	See (1) below	5,998,756	51.44%

Naomi C. Dempsey Trust c/o Michael H. Dempsey, Trustee 2240 Encinitas Boulevard Suite D-403 Encinitas, California	Class B	See (2) below	5,375,904	46.10%

Robert C. Macauley 161 Cherry Street New Canaan, Connecticut	Class B	Record and Beneficially	1,100,000	9.43%

Virginia D. Ragan 546 Westbury Woods Court Westerville, Ohio	Class B	Record and Beneficially	627,021	5.38%

Mary T. McAlpin 81 Fairway Drive Snowmass Village, Colorado	Class B	Record and Beneficially	618,969	5.31%

(1)	Held by Michael H. Dempsey (508,077 shares), Michael H. Dempsey as trustee of the Naomi C. Dempsey Trust (5,375,904 shares) and the Naomi C. Dempsey Charitable Lead Annuity Trust (114,775 shares).

(2)	Held of record and beneficially by the Naomi C. Dempsey Trust. Michael H. Dempsey is the trustee of this Trust. See (1) above.

The following table sets forth certain information, as of January 15, 2004, with respect to the Class A Common Stock and Class B Common Stock (the only equity securities of the Company) beneficially owned, directly or indirectly, by each director and each executive officer named in the summary compensation table:

	Title and Percent of Class (1)
Name	Class A		%
Charles R. Chandler	100,187		*
Michael H. Dempsey	16,874		*
Michael J. Gasser	172,987		1.62%
Daniel J. Gunsett	16,000		*
Judith D. Hook	6,233		*
Donald S. Huml	1,503		*
John C. Kane	13,000		*
John S. Lilak	35,763		*
Gary R. Martz	15,771		*
Patrick J. Norton	2,000		*
David J. Olderman	9,000	(2)	*
William B. Sparks, Jr.	103,152		*

	Title and Percent of Class (1)
Name	Class B		%
Charles R. Chandler	1,000		*
Michael H. Dempsey	5,998,756	(3)	51.44%
Michael J. Gasser	11,898		*
Daniel J. Gunsett	1,000		*
Judith D. Hook	390,231	(4)	3.35%
Donald S. Huml	0		*
John C. Kane	0		*
John S. Lilak	0		*
Gary R. Martz	300		*
Patrick J. Norton	0		*
David J. Olderman	31,074	(5)	*
William B. Sparks, Jr.	3,448		*

*	Less than one percent.

(1)	Except as otherwise indicated below, the persons named in the table (and their spouses, if applicable) have sole voting and investment power with respect to all shares of Class A Common Stock or Class B Common Stock, as the case may be, owned by them. This table includes shares for Class A Common Stock subject to currently exercisable options, or options exercisable within 60 days of January 15, 2004, granted by the Company under certain stock option plans, for the following directors and named executive officers: Mr. Chandler—89,000; Mr. Dempsey—16,000; Mr. Gasser—163,000; Mr. Gunsett—16,000; Mr. Kane—8,000; Mr. Lilak—27,000; Mr. Martz—15,000; Mr. Norton—2,000; Mr. Olderman—8,000 and Mr. Sparks—98,000.

(2)	Held by David J. Olderman (8,000 shares) and David J. Olderman’s self-directed profit sharing plan (1,000 shares).

(3)	Held by Michael H. Dempsey (508,077 shares), Michael H. Dempsey as trustee of the Naomi C. Dempsey Trust (5,375,904 shares) and the Naomi C. Dempsey Charitable Lead Annuity Trust (114,775 shares).

(4)	Held by Judith D. Hook (389,771 shares) and Judith D. Hook as trustee of the Judith D. Hook Trust (460 shares).

(5)	Held by David J. Olderman (25,814 shares), David J. Olderman’s self-directed profit sharing plan (2,260 shares) and David J. Olderman as trustee of the Jean Olderman Trust (1,000 shares), Jill Olderman Trust (1,000 shares) and David Olderman Trust (1,000 shares).

The Class A Common Stock has no voting power, except when four quarterly cumulative dividends upon the Class A Common Stock are in arrears.

The following table sets forth the equity securities owned or controlled by all directors and executive officers as a group (17 persons) as of January 15, 2004:

Title of Class of Stock	Amount Beneficially Owned	Percent of Class
Class A Common Stock(1)	541,001	5.05%
Class B Common Stock	6,438,007	55.20%

(1)	Shares represent the number of shares beneficially owned, directly or indirectly, by each director and executive officer as of January 15, 2004. The number includes shares subject to currently exercisable options or options exercisable within 60 days of January 15, 2004, granted by the Company under certain stock option plans, for the directors and executive officers as a group—489,450 shares.

EXECUTIVE COMPENSATION

The following table sets forth the compensation for the three years ended October 31, 2003, for the Company’s Chief Executive Officer and the Company’s four other most highly compensated executive officers.

Summary Compensation Table

		Annual Compensation						Long-Term Compensation
								Incentive Plan Payouts (3)		Restricted Stock Awards (3)		Number of Stock Options Granted

All Other (2)
Name & Position	Year	Salary		Bonus (1)
Michael J. Gasser Chairman and Chief Executive Officer	2003 2002 2001	$ $ $	691,670 638,341 568,351	$ $ $	350,350 274,629 301,600	$ $ $	3,170 3,435 2,970	$ $ $	97,600 186,400 0	$ $ $	24,400 46,600 0	17,500 35,000 35,000

William B. Sparks, Jr. Director, President and Chief Operating Officer	2003 2002 2001	$ $ $	495,015 461,688 413,191	$ $ $	211,755 168,034 184,801	$ $ $	3,802 2,872 3,679	$ $ $	59,200 114,400 0	$ $ $	14,800 28,600 0	10,000 20,000 20,000

Donald S. Huml (4) Chief Financial Officer	2003 2002	$ $	403,390 198,000	$ $	156,336 216,750	$ $	2,653 32,860	$ $	45,600 90,400	$ $	11,400 22,600	7,500 35,000

John S. Lilak Executive Vice President and President of Soterra LLC (subsidiary company)	2003 2002 2001	$ $ $	343,340 304,992 274,342	$ $ $	134,754 100,747 112,000	$ $ $	4,889 4,335 3,750	$ $ $	36,800 68,800 0	$ $ $	9,200 17,200 0	7,500 15,000 12,500

Gary R. Martz (5) Senior Vice President, General Counsel and Secretary	2003 2002	$ $	310,250 250,000	$ $	120,236 97,500	$ $	425 45,705	$ $	35,200 69,600	$ $	8,800 17,400	7,500 30,000

(1)	For 2003, bonuses were paid pursuant to the Company’s cash incentive bonus plan described below (see “—Incentive Compensation Plans”) based on the Company’s achievement of the targeted return on assets goal. See also “Compensation Committee Report on Executive Compensation.” For 2002, discretionary bonuses were paid based upon the Company’s achievement of a percentage of the targeted return on assets goal for 2002 under the cash incentive bonus plan. For 2001, bonuses were paid pursuant to a discretionary bonus plan implemented by the Compensation Committee of the Board, which linked the payment of bonuses to the achievement of predetermined return on asset thresholds.

(2)	With respect to Messrs. Gasser, Lilak and Sparks, the dollar amount in the all other category relates to the Company match for the 401(k) plan and premiums paid for life insurance.

With respect to Mr. Huml, in 2003, the dollar amount in the all other category relates to the Company match for the 401(k) plan and premiums paid for life insurance. In 2002, the dollar amount in the all other category relates to payments for relocation expenses and premiums paid for life insurance. Relocation expenses were $32,500 for 2002.

With respect to Mr. Martz, in 2003, the dollar amount in the all other category relates to premiums paid for life insurance. In 2002, the dollar amount in the all other category relates to payments for relocation expenses and premiums paid for life insurance. Relocation expenses were $45,000 for 2002.

(3)	Incentive plan payouts were paid pursuant to the Company’s long-term incentive compensation plan described below (see “—Incentive Compensation Plans”). In accordance with the terms of this plan, payouts were paid 80% in cash and 20% in restricted shares of the Company’s Class A Common Stock.

(4)	Mr. Huml was hired as Chief Financial Officer in April 2002. Prior to that time, he was not an employee of the Company.

(5)	Mr. Martz was hired as Senior Vice President and General Counsel in January 2002. Prior to that time, he was not an employee of the Company. He was elected Secretary of the Company in June 2002.

Employment Agreements

Mr. Gasser has an employment agreement generally providing for the following: his employment as Chairman and Chief Executive Officer until 2010; his right to extend his employment on a year-to-year basis until he reaches the age of 65; his agreement to devote all of his time, attention, skill and effort to the performance of his duties as an officer and employee of the Company; and the fixing of his minimum basic salary, which is currently fixed at $470,000 per year.

Mr. Sparks has an employment agreement generally providing for the following: his employment as President and Chief Operating Officer until 2006; his agreement to devote all of his time, attention, skill and effort to the performance of his duties as an officer and employee of the Company; and the fixing of his minimum basic salary, which is currently fixed at $350,000 per year.

Incentive Compensation Plans

The Company has an annual cash incentive bonus plan (the “Cash Incentive Bonus Plan”) which is intended to provide short-term incentive compensation to participants that is linked to the profitability of the Company’s businesses. This Cash Incentive Bonus Plan, which has received stockholder approval, is intended to provide participants with incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Code. The Cash Incentive Bonus Plan is administered by the Special Subcommittee. Among other things, the Special Subcommittee selects participants for the Cash Incentive Bonus Plan from among certain of the Company’s executive employees and determines the performance goals, target amounts and other terms and conditions of awards under the Cash Incentive Bonus Plan. Awards under the Cash Incentive Bonus Plan consist of cash amounts payable upon the achievement, during a specified performance period, of specified objective performance goals. At the beginning of a performance period for a given award, the Special Subcommittee establishes the performance goal(s) and the target amount of the award which will be earned if the performance goal(s) are achieved in full, together with any lesser amount that will be earned if the performance goal(s) are only partially achieved. After the end of the performance period, the Special Subcommittee certifies the extent to which the performance goals are achieved and determines the amount of the award that is payable. The performance goals for awards are based upon the achievement of targeted measures of return on assets (and/or such other objective business criteria as the stockholders may approve from time to time) by the Company and/or one or more operating groups of the Company. The maximum award that may be paid to any participant for any performance period is $1.5 million times the number of twelve-month periods contained within the performance period.

The Company has a long-term incentive plan (the “Incentive Plan”) which is intended to focus management on the key measures that drive superior performance. This Incentive Plan, which has received stockholder approval, and to which an amendment is being proposed for approval by stockholders at the 2004 Annual Meeting (see Proposal No. 2 in this Proxy Statement), is intended to provide participants with incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Code. Incentive compensation awards to participants are paid 80% in cash and 20% in restricted shares of the Company’s Class A and/or Class B Common Stock. The Incentive Plan is administered by the Special Subcommittee. Employees of the Company who are designated by the Special Subcommittee as “key employees” are eligible to participate and receive awards under the Incentive Plan. Prior to the beginning of each performance period, the Special Subcommittee selects and establishes performance goals for that performance period which, if met, will entitle participants to the payment of the incentive compensation award. The performance goals are based on targeted levels of increases in earnings per share and “free cash flow” or such other measures of performance success as the Special Subcommittee may determine. The Special Subcommittee may establish a range of performance goals which correspond to, and will entitle participants to receive, various levels of award opportunities based on percentage multiples of the “target incentive award,” which is the incentive compensation amount to be paid to participants when the performance criteria designated as the “100% award level” is met. In addition, each range may include levels of performance above and below the 100% performance level, ranging from a minimum of 0% to a maximum of 200% of the target incentive award. The

Special Subcommittee may also establish minimum levels of performance goal achievement below which no awards are paid to any participant. After the performance goals are established, the Special Subcommittee aligns the achievement of the performance goals with the award opportunities, such that the level of achievement of the pre-established performance goals at the end of the performance period determines the “final awards” (i.e., the actual incentive compensation earned during the performance period by the participant). After establishing the performance criteria, the Special Subcommittee establishes the award opportunities for the participants which correspond to various levels of achievement of the pre-established performance criteria. The established award opportunities vary in relation to the job classification of each participant. At the end of each performance period, the Special Subcommittee certifies the extent to which the performance criteria were met during the performance period and determines the final awards for the participants.

Incentive Plan Table

	Number of Shares, Units or Other Rights	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts under Non-Stock Price-Based Plans
Name			Threshold	Target	Maximum
M.J. Gasser	(1)	(2)	$455,000	$910,000	$1,820,000
W.B. Sparks, Jr.	(1)	(2)	$275,000	$550,000	$1,100,000
D.S. Huml	(1)	(2)	$200,000	$400,000	$800,000
J.S. Lilak	(1)	(2)	$175,000	$350,000	$700,000
G.R. Martz	(1)	(2)	$156,000	$312,000	$624,000

(1)	Each of the named executive officers was selected by the Special Subcommittee to participate in the Incentive Plan.

(2)	The Incentive Plan measures the Company’s performance over the specified performance periods. The performance periods related to the estimated future payouts are the periods November 1, 2001 through October 31, 2004 and November 1, 2002 through October 31, 2005. The figures in the table are based on salaries as of December 31, 2003.

Stock Option Plans

The Company’s 2001 Management Equity Incentive and Compensation Plan (the “2001 Plan”) provides for the awarding of incentive and nonqualified stock options and restricted and performance shares of Class A Common Stock to key employees. The maximum number of shares that may be issued each year is determined by a formula that takes into consideration the total number of shares outstanding and is also subject to certain limits. In addition, the maximum number of shares that that may be issued under the 2001 Plan during its term for incentive stock options is 2,500,000 shares.

Prior to the adoption of the 2001 Plan, the Company granted stock options under the Company’s Incentive Stock Option Plan (the “Option Plan”). The Option Plan provides for the discretionary granting of incentive stock options to key employees and nonstatutory options for non-employees for shares of the Company’s Class A Common Stock. The maximum number of shares that could be issued under the Option Plan was 1,000,000 shares.

The following table sets forth certain information with respect to options to purchase Class A Common Stock granted during the fiscal year ended October 31, 2003, under the 2001 Plan, to each of the named executive officers:

Option Grants Table

	Individual Grants					Potential Net Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Options Granted		Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Date Expires
Name						5%(2)	10%(2)
M.J. Gasser	17,500	(1)	7%	$25.43	9/9/13	$279,874	$709,255
W.B. Sparks, Jr.	10,000	(1)	4%	$25.43	9/9/13	$159,928	$405,289
D.S. Huml	7,500	(1)	3%	$25.43	9/9/13	$119,946	$303,967
J.S. Lilak	7,500	(1)	3%	$25.43	9/9/13	$119,946	$303,967
G.R. Martz	7,500	(1)	3%	$25.43	9/9/13	$119,946	$303,967

(1)	The options are exercisable on September 9, 2005.

(2)	The values shown are based on the indicated assumed rates of appreciation compounded annually. Actual gains realized, if any, are based on the performance of the Class A Common Stock. There is no assurance that the values shown will be achieved.

The following table sets forth certain information with the respect to the exercise of options to purchase Class A Common Stock during the fiscal year ended October 31, 2003, and the unexercised options held and the value thereof at that date, by each of the named executive officers:

Aggregate Option Exercises and Fiscal

Year-End Option Values Table

	Shares Acquired On Exercise	Value Realized Upon Exercise	Number of Unexercised Options Held at Year-End		Value of In-The-Money Options Held at Year-End
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
M.J. Gasser	0	$0	193,000	52,500	$714,051	$345,800
W.B. Sparks, Jr.	0	$0	118,000	30,000	$447,369	$197,600
D.S. Huml	0	$0	0	42,500	$0	$148,200
J.S. Lilak	0	$0	31,000	22,500	$115,705	$148,200
G.R. Martz	0	$0	0	37,500	$0	$148,200

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted- Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders(1)	3,500,000	$28.06	(3)
Equity Compensation Plans Not Approved by Security Holders(2)	300,000	$29.13	84,870

Total	3,800,000	$28.17

(1)	These plans include the Option Plan and the 2001 Plan, under which shares of the Company’s Class A Common Stock may be issued, and the Incentive Plan, under which restricted shares of the Company’s Class A and Class B Common Stock may be issued. See “—Incentive Compensation Plans” and “—Stock Option Plans” for a further description of these plans.

(2)	These plans include the Company’s 1996 Directors’ Stock Option Plan and 2000 Nonstatutory Stock Option Plan, under which shares of the Company’s Class A Common Stock may be issued. A further description of these plans follows these footnotes.

(3)	The number of shares remaining available for future issuance under the Option Plan is 131,100. The Incentive Plan does not contain a limit on, or a formula for calculating, the number of shares available for future issuance under that Plan. The 2001 Plan contains a formula for calculating the number of shares available for future issuance under that Plan. This formula provides that the maximum number of shares which may be issued each calendar year under the 2001 Plan is equal to the sum of (a) 5.0% of the total outstanding shares as of the last day of the Company’s immediately preceding fiscal year, plus (b) any shares related to awards under the 2001 Plan that, in whole or in part, expire or are unexercised, forfeited or otherwise not issued to a participant or returned to the Company, plus (c) any unused portion of the shares available under (a), above, for the immediately preceding two fiscal years as a result of not being made subject to a grant or award in such preceding two fiscal years. The maximum number of shares that may be issued under the 2001 Plan with respect to incentive stock options is 2,500,000 (1,442,370 shares remain available for future issuance under this limitation).

1996 Directors’ Stock Option Plan

The Company’s Board adopted the 1996 Directors’ Stock Option Plan (the “Directors’ Stock Option Plan”) on September 5, 1996. Under the Directors’ Stock Option Plan, each outside director of the Company (a director who is not an employee of the Company or any of its subsidiaries or affiliates) is granted an option to purchase 2,000 shares of the Company’s Class A Common Stock immediately following each Annual Meeting of Stockholders. Options are granted at an exercise price equal to the market value of the Class A Common Stock on the grant date. All options are fully vested on the grant date. No option may be exercised after the expiration of 10 years after the date the option is granted. Options may not be transferred by a director except as a gift to such director’s spouse, children, grandchildren, or to the trustee of a trust for the principal benefit of one or more of such persons, or to partnerships whose only partners are one or more of such persons. The shares of Class A Common Stock subject to the Directors’ Stock Option Plan have been registered under the Securities Act of 1933.

2000 Nonstatutory Stock Option Plan

The Company’s Board adopted the 2000 Nonstatutory Stock Option Plan (the “Nonstatutory Stock Option Plan”) on September 6, 2000. The Nonstatutory Stock Option Plan is administered by the Company’s

Compensation Committee. Under the Nonstatutory Stock Option Plan, employees of the Company are eligible to receive a grant of nonstatutory options (i.e., options not intended to qualify for special tax treatment under the Internal Revenue Code) to purchase shares of the Company’s Class A Common Stock. The Compensation Committee has the power and authority to, among other things, select the employees to receive a grant of options, determine the number of options and the other terms and conditions of any grant, and otherwise take any other action that the Compensation Committee considers appropriate in connection with the administration of the Nonstatutory Stock Option Plan. A maximum of 200,000 shares of Class A Common Stock may be issued under the Nonstatutory Stock Option Plan. Options may be granted only at exercise prices which are equal to the market value of the Class A Common Stock on the date of grant. Options may be subject to a vesting schedule, as determined by the Compensation Committee. No option may be exercised ten years after its grant date. In general, options may not be transferred by the recipient, except that the Compensation Committee may, in its sole discretion, permit transfers by the recipient to the recipient’s spouse, children, grandchildren, and certain other relatives or a trust for the principal benefit of one or more such persons or to a partnership whose only partners are one or more such persons. The shares of Class A Common Stock subject to the Nonstatutory Stock Option Plan have been registered under the Securities Act of 1933.

RETIREMENT PLANS

The following table sets forth the estimated annual benefits payable under the Company’s Employees’ Retirement Income Plan (“Salaried Plan”) and Supplemental Employee Retirement Plan (“SERP”) to an eligible employee who qualifies for normal retirement (age 65) with the specified three-year average compensation and continuous service:

Annual Benefit Amounts

3 Year Average Annual Compensation	Years of Continuous Service
	5	10	15	20	25	30
$300,000	$17,500	$35,000	$52,500	$70,000	$87,500	$105,000
$450,000	$26,250	$52,500	$78,750	$105,000	$131,250	$157,500
$600,000	$35,000	$70,000	$105,000	$140,000	$175,000	$210,000
$750,000	$43,750	$87,500	$131,250	$175,000	$218,750	$262,500
$900,000	$52,500	$105,000	$157,500	$210,000	$262,500	$315,000

The annual benefit at normal retirement under the Salaried Plan is equal to 35% times the employee’s three-year average compensation for an employee with 30 years of continuous service. Pursuant to Section 401(a)(17) of the Code, annual compensation in excess of $200,000 cannot be taken into account in determining the Salaried Plan benefits.

The SERP provides benefits for a select group of management employees and replaces a portion of the benefit due to the compensation limits in the Salaried Plan. The formula in the SERP is the same as the Salaried Plan with compensation equal to base salary plus bonus with the bonus limited. Below is a chart with credited years of service and compensation included for the named executive officers that participate in both the Salaried Plan and the SERP:

Name	Credited Years of Service	Compensation Used for Calculation of Annual Benefit	Estimated Annual Benefit Under Retirement Plans
M.J. Gasser	24	$890,121	$206,282
W.B. Sparks, Jr.	26	$613,866	$187,997
D.S. Huml	1	$497,543	$9,675
J.S. Lilak	4	$405,667	$20,509
G.R. Martz	1	$382,688	$8,930

DIRECTOR COMPENSATION ARRANGEMENTS

No directors’ fees are paid to Directors who are full-time employees of the Company or its subsidiary companies. Directors who are not employees of the Company receive $30,000 per year, plus $1,500 for each Board meeting and $1,250 for each committee meeting that they attend. Committee chairs also receive an additional $6,000 per year. Directors may defer all or a portion of their fees pursuant to a deferred compensation plan.

During 1996, a Directors’ Stock Option Plan was adopted which provides for the granting of stock options to directors who are not employees of the Company. The aggregate number of shares of the Company’s Class A Common Stock for which options may be granted shall not exceed 100,000. Beginning in 1997, each outside director was granted an annual option to purchase 2,000 shares immediately following each Annual Meeting of Stockholders. Each eligible director also received a one-time grant in 1996 to purchase 2,000 shares. Under the terms of the Directors’ Stock Option Plan, options are granted at exercise prices equal to the market value on the date the options are granted and become exercisable immediately. In 2003, 10,000 options were granted to outside directors with option prices of $18.70 per share (10,000 options at $33.95 in 2002 and 10,000 options at $27.38 in 2001). Options expire ten years after the date of grant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons owning more than 10% of a registered class of the Company’s equity securities, to file reports of ownership with the Securities and Exchange Commission (“SEC”). Officers, directors and greater than 10% stockholders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during its 2003 fiscal year all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with by such persons.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

John C. Kane, Michael H. Dempsey, Daniel J. Gunsett, Patrick J. Norton and David J. Olderman served as members of the Company’s Compensation Committee for the 2003 fiscal year. During fiscal year 2003, the Company retained the law firm of Baker & Hostetler LLP to perform legal services on its behalf, and it anticipates retaining such firm in 2004. Mr. Gunsett is a partner of Baker & Hostetler LLP.

No executive officer of the Company served during the 2003 fiscal year as a member of a Compensation Committee or as a director of any entity of which any of the Company’s directors served as an executive officer.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following is the report of the Company’s Compensation Committee, whose members are John C. Kane, Michael H. Dempsey, Daniel J. Gunsett, Patrick J. Norton and David J. Olderman, with respect to compensation reported for 2003 as reflected in the Summary Compensation Table set forth above.

The Compensation Committee also has a Special Subcommittee, whose members are John C. Kane, Patrick J. Norton and David J. Olderman. The Special Subcommittee administers the Company’s Cash Incentive Bonus and Incentive Plans. These two plans, both of which have received stockholder approval, are intended to provide participants with incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Code. All of the members of the Special Subcommittee are “outside directors” as that term is defined in Section 162(m) of the Code. See “Executive Compensation—Incentive Compensation Plans” for a

more detailed discussion of these plans. The Company’s Board of Directors has adopted a written charter for the Compensation Committee. All of the members of the Compensation Committee are independent directors as defined in the NYSE listing standards and meet the categorical standards of independence adopted by the Board.

Compensation Policy; Committee Responsibilities

The Company’s compensation policy is designed to align compensation with business objectives and performance to enable the Company to attract, retain and reward individuals who contribute to the long-term success of the Company. The Company believes in a consistent policy for all individuals.

The Company realizes that to accomplish its objectives it needs to pay competitive compensation. The Compensation Committee reviews competitive positions in the market to periodically confirm the competitive nature of the compensation for the Chief Executive Officer and the Company’s other executive officers.

The Compensation Committee believes that an element of compensation must be linked to the Company’s short- and long-term performance. In that regard, the Company implemented the Cash Incentive Bonus Plan, which links the annual payment of cash bonuses to the achievement of targeted return on assets goals, and the Incentive Plan, which links the long-term payment of cash bonuses and stock awards to the achievement of targeted earnings per share and free cash flow goals.

The Company believes that an alignment of stockholder value with employees’ compensation is of utmost importance. The Company has addressed this concern by implementing an incentive stock option plan which is administered by the members of the Stock Option Committee.

The Compensation Committee’s responsibilities include, among other things, the following:

•	Reviewing the compensation of the Chief Executive Officer and the Company’s other executive officers to ensure that their compensation is consistent with the above policy;

•	Reviewing the grant of stock options; and

•	Recommending the action to resolve compensation, discretionary bonus and stock option issues to the full Board of Directors.

The Special Subcommittee’s responsibilities for the Cash Incentive Bonus and Incentive Plans include, among other things, the following:

•	Selecting participants from among certain of the Company’s executive employees;

•	At the beginning of a performance period, establishing the performance goal(s) and the target amount of the awards, which will be earned if the performance goal(s) are achieved in full, together with any lesser amount that will be earned if the performance goal(s) are only partially achieved; and

•	After the end of the performance period, certifying the extent to which the performance goals are achieved and determining the amount of the awards that are payable.

Compensation of the Chief Executive Officer

In December 2003, the Compensation Committee met to review the 2003 performance of Michael J. Gasser, the Company’s Chairman of the Board and Chief Executive Officer. Consistent with the Company’s compensation policies, Mr. Gasser’s compensation package consists of four components: salary; short-term incentive payments of cash bonuses; long-term incentive payments of cash bonuses and stock awards; and stock options. The policy of the Compensation Committee is to target Mr. Gasser’s salary at or near the mid point of salaries for the chief executive officers of the Company’s peer group. The Compensation Committee believes that a portion of Mr. Gasser’s compensation package should be “at-risk,” and that this is accomplished through the grant of incentive stock options and the award of cash bonuses and stock awards pursuant to the Company’s incentive compensation plans. The Compensation Committee also attempts to establish a compensation package that appropriately balances risk and reward. Finally, the Compensation Committee attempts to establish a compensation package that is comprised of both a subjective component, such as the grant of incentive stock options, and an objective component, such as awards under the incentive compensation plans which are based on the achievement of targeted return on assets, earnings per share and free cash flow goals.

In evaluating the performance of Mr. Gasser with respect to each of the categories of his compensation, the Compensation Committee specifically discussed and recognized the following factors: his leadership; his strategic planning for the future of the Company; his leadership in implementing restructuring of the Company and a performance improvement plan in 2004; his dedication and focus on the short-term and long-term interests of the Company and its stockholders; and his professionalism, integrity and competence. The Compensation Committee also recognized Mr. Gasser’s demonstrated dedication and strong performance in leadership, guidance and strategic planning for the Company, its Board of Directors and its executives, including the development and implementation of the performance improvement plan. None of the factors were given specific relative weight.

Based upon its evaluation of the foregoing factors, the Compensation Committee increased Mr. Gasser’s base salary to $724,500 for calendar year 2004 from $700,000 for calendar year 2003.

Under the Cash Incentive Bonus Plan, the Special Subcommittee determined that the Company had achieved the targeted return on assets goal for the performance period ended October 31, 2003, and therefore bonuses were payable under this plan for the 2003 fiscal year. The Special Subcommittee has certified in writing the extent to which these performance goals were met during that performance period and has made final awards to Mr. Gasser and the other participants under this plan. Mr. Gasser’s final award for the performance period ended October 31, 2003, was a cash bonus of $350,350.

Under the Incentive Plan, the Special Subcommittee determined that the Company had achieved the free cash flow targeted goal for the performance period ended October 31, 2003, but that the Company had not achieved the earnings per share targeted goal for that performance period. The Special Subcommittee has certified in writing the extent to which these performance goals were met during that performance period and has made final awards to Mr. Gasser and the other participants under this plan. Mr. Gasser’s final award for the performance period ended October 31, 2003, was a cash bonus of $97,600 and an award of restricted Class A Common Stock in the amount of $24,400.

In September 2003, incentive stock options were granted to Mr. Gasser and other employees at the then market price for Class A Common Stock. Mr. Gasser was granted options to purchase 17,500 shares of Class A Common Stock, which options were granted primarily as incentive for future performance. The basis for granting stock options to Mr. Gasser and other employees included his continued leadership, vision for the future of the Company, guidance in unification of Company goals and assimilation and reorganization of Company acquisitions.

John C. Kane, Committee Chairman

Michael H. Dempsey

Daniel J. Gunsett

Patrick J. Norton

David J. Olderman

PERFORMANCE GRAPH

The following graph compares the Company’s stock performance to that of the Standard & Poor’s 500 Index and the Company’s industry group (“Peer Index”). The graph does not purport to represent the value of the Company.

The Peer Index is comprised of the “Containers and Packaging Index” as shown by Dow Jones.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible to monitor and review the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). In fulfilling its responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the Company’s 2003 fiscal year with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. GAAP, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States. In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of nonaudit services with the auditors’ independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, and separately with management, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held five meetings during the 2003 fiscal year, and each member of the Audit Committee attended at least 75% of the meetings.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the 2003 fiscal year for filing with the SEC. The Committee has selected Ernst & Young LLP as the Company’s independent auditors for the 2004 fiscal year.

As discussed above, the Audit Committee is responsible to monitor and review the Company’s financial reporting process. It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of the Company. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with U.S. GAAP and on the representations of the independent auditors included in their report on the Company’s financial statements. The Audit Committee’s review does not provide its members with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with U.S. GAAP, that the audit of the Company’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States, or that the Company’s independent accountants are in fact “independent.”

The Company’s Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Exhibit B to this Proxy Statement. All of the members of the Audit Committee are independent directors as defined in the NYSE listing standards and meet the categorical standards of independence adopted by the Board.

Patrick J. Norton, Committee Chairman

John C. Kane

David J. Olderman

INDEPENDENT AUDITOR FEE INFORMATION

Ernst & Young LLP served as the independent public accountants of the Company for the fiscal year ended October 31, 2003. It is currently expected that a representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions from stockholders. The Company’s Audit Committee has selected Ernst & Young LLP as the Company’s independent public accountants for its fiscal year 2004.

Aggregate fees billed to the Company for each of the last two fiscal years by Ernst & Young LLP were as follows:

Audit Fees

Fees for audit services for the 2003 and 2002 fiscal years were approximately $1,484,000 and $1,697,000, respectively. These amounts include fees for professional services rendered by Ernst & Young LLP associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q, SEC registration statements and filings, and statutory audits required internationally.

Audit-Related Fees

Fees for audit-related services rendered by Ernst & Young LLP for the 2003 and 2002 fiscal years were approximately $271,000 and $187,000, respectively. Audit-related services principally relate to audits of employee benefit plans and accounting consultations.

Tax Fees

Fees for tax services, including tax compliance, tax advice and tax planning, rendered by Ernst & Young LLP for the 2003 and 2002 fiscal years totaled approximately $693,000 and $887,000, respectively.

Fees for Other Products and Services

The Company did not incur any fees for other products and services in either the 2003 or 2002 fiscal years.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal year 2003, the Company retained the law firm of Baker & Hostetler LLP to perform legal services on its behalf. Daniel J. Gunsett, a partner in that firm, is a director of the Company and a member of the Compensation, Executive, Nominating and Corporate Governance, Stock Option and Stock Repurchase Committees. The Company anticipates retaining Baker & Hostetler LLP in 2004. The Board has affirmatively determined that Mr. Gunsett is an independent director as defined in the NYSE listing standards and meets the categorical standards of independence adopted by the Board.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2005 Annual Meeting of Stockholders (scheduled for February 21, 2005) must be received by the Company for inclusion in the Proxy Statement and form of proxy on or prior to 120 days in advance of the first anniversary of the date of this Proxy Statement. If a stockholder intends to present a proposal at the 2005 Annual Meeting, but does not seek to include such proposal in the Company’s Proxy Statement and form of proxy, such proposal must be received by the Company on or prior to 45 days in advance of the first anniversary of the date of this Proxy Statement or the persons named in the form of proxy for the 2005 Annual Meeting will be entitled to use their discretionary voting authority should such proposal then be raised at such meeting, without any discussion of the matter in the Company’s Proxy Statement or form of proxy. Furthermore, stockholders must follow the procedures set forth in Article I, Section 8, of the Company’s Amended and Restated By-Laws in order to present proposals at the 2005 Annual Meeting.

OTHER MATTERS

The proxy enclosed with this Proxy Statement is solicited from Class B stockholders by and on behalf of the Management of the Company. A person giving the proxy has the power to revoke it.

The expense for soliciting proxies for this Annual Meeting of Stockholders is to be paid by the Company. Solicitations of proxies also may be made by personal calls upon or telephone or telegraphic communications with stockholders, or their representatives, by not more than five officers or regular employees of the Company who will receive no compensation for doing so other than their regular salaries.

The Management knows of no matters to be presented at the Annual Meeting other than the above proposals. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

January 23, 2004	Gary R. Martz Secretary

EXHIBIT A

LONG-TERM INCENTIVE PLAN

Article 1.    Establishment and Purpose

1.1.    Establishment of Plan.    Greif Bros. Corporation (the “Company”) hereby establishes a long-term incentive compensation plan to be known as the “Greif Bros. Corporation Long-Term Incentive Plan,” as set forth in this document.

The Plan shall become effective as of May 1, 2001 and shall remain in effect until October 31, 2011, or earlier termination of the Plan by the Board or the Committee, subject to approval of the Plan by holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the laws of the State of Delaware within twelve (12) months following adoption of the Plan.

1.2.    Purpose.    The primary purposes of the Greif Bros. Corporation Long-Term Incentive Plan are to:

(a) Retain, motivate and attract top caliber executives;

(b) Focus management on key measures that drive superior performance and thus, creation of value for the Company;

(c) Provide compensation opportunities that are externally competitive and internally consistent with the Company’s total compensation strategies; and

(d) Provide award opportunities that are comparable in both character and magnitude to those provided through stock-based plans.

Article 2.    Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the defined meaning is intended, the term is capitalized:

2.1.    “Adopted Child” or “Adopted Children” means one or more persons adopted by court proceedings, the finality of which is not being contested at the time of the Participant’s death.

2.2.    “Award Opportunity” means the various levels of incentive compensation, payable in cash and/or Shares, which a Participant may earn under the Plan, as established by the Committee pursuant to Article 4 herein.

2.3.    “Board” or “Board of Directors” means the Board of Directors of the Company.

2.4.    “Child” or “Children” means a Participant’s natural and Adopted Children living or deceased on the date of the Participant’s death, but such terms do not include a child born to the Participant’s marriage through artificial insemination. A Child who was conceived but not yet born on the date of the Participant’s death shall be regarded for purposes of this Plan as though such Child were living on that date, but only if such Child survives birth.

2.5.    “Code” means the Internal Revenue Code of 1986, as amended.

2.6.    “Committee” means the Special Subcommittee on Incentive Compensation, comprised of two (2) or more individuals appointed by the Board to administer the Plan, pursuant to Article 8 herein.

2.7.    “Company” means Greif Bros. Corporation, or any successor thereto.

2.8.    “Covered Employee” means any Participant who is, or who is determined by the Committee to be likely to become, a “covered employee” within the meaning of Code 162(m).

2.9.    “Descendants” means legitimate descendants of whatever degree, including descendants both by blood and Adopted Children.

2.10.    “Disability” shall have the meaning ascribed to such term in the disability plan maintained by the Participant’s employer at the time that the determination regarding Disability is made hereunder.

2.11.    “Effective Date” means the date the Plan becomes effective, as set forth in Section 1.1 herein.

2.12.    “Employee” means any employee of the Company. Directors who are not employed by the Company shall not be considered Employees under this Plan.

2.13.    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.14.    “Final Award” means the actual incentive compensation earned during a Performance Period by a Participant, as determined by the Committee following the end of the Performance Period.

2.15.    “Final Award Agreement” means an agreement entered into by the Company and each respective Participant setting forth the terms and provisions applicable to his Final Award, determined in accordance with Articles 4 and 5.

2.16.    “Participant” means an Employee who meets the eligibility requirements of Article 3 with respect to one or more Performance Periods.

2.17.    “Performance Criteria” shall have the meaning set forth in Article 4.

2.18.    “Performance Period” means the eighteen-month Transition Cycle which begins on May 1, 2001, Cycle I which begins May 1, 2001 and ends October 31, 2003, and the consecutive and overlapping three-year cycles beginning on November 1, 2001 and on each November 1st thereafter, during the term of the Plan.

2.19.    “Period of Restriction” means the period during which the transfer of Restricted Shares is limited based on the passage of time, as determined by the Committee in its sole discretion.

2.20.    “Plan” means the Greif Bros. Corporation Long-Term Incentive Plan, as set forth herein and as amended from time to time.

2.21.    “Restricted Shares” means the portion of a Final Award granted to a Participant in accordance with Article 4, which is payable in Shares in accordance with Article 5.

2.22.    “Rule 16b-3” means Rule 16b-3 adopted by the Securities and Exchange Commission under the Exchange Act.

2.23.    “Share” means a share of the Company’s no par value Class A and/or Class B common stock.

2.24.    “Target Incentive Award” means the incentive compensation amount, or formula to determine such amount, to be paid to Participants when the Performance Criteria designated as the “100% Award Level” are met, as established by the Committee for a Performance Period.

Article 3.    Eligibility and Participation

3.1.    Eligibility.    All Employees who are designated by the Committee to be key Employees shall be eligible to receive an Award Opportunity under this Plan. In general, an Employee may be designated as a key Employee if such Employee is responsible for or contributes to the management, growth, and/or profitability of the business of the Company in a material way.

3.2.    Participation.    Participation in the Plan shall be determined annually or for each Performance Period by the Committee based upon the criteria set forth in Section 3.1 herein. Employees who are chosen to participate in the Plan for any given Performance Period shall be so notified in writing, and shall be apprised of the Performance Criteria and related Award Opportunities determined for them for the relevant Performance Period, as soon as is practicable after such Award Opportunities are established.

3.3.    Partial Performance Period Participation.    An Employee who becomes eligible after the beginning of a Performance Period may participate in the Plan for that Performance Period. Such situations may include, but are not limited to (a) new hires; or (b) when an Employee is promoted from a position which did not previously meet the eligibility criteria.

The Committee, in its sole discretion, retains the right to prohibit or allow participation in the initial Performance Period of eligibility for any of the aforementioned Employees.

3.4.    No Right to Participate.    No Participant or other Employee shall at any time have a right to be selected for participation in the Plan for any Performance Period, whether or not he previously participated in the Plan.

Article 4.    Award Determination

4.1.    Performance Criteria.    Prior to the beginning of each Performance Period, or as soon as practicable thereafter (but in no event later than 90 days following the first day of the Performance Period), the Committee shall select and establish performance goals for that Performance Period, which, if met, will entitle Participants to the payment of the Award Opportunities. Such performance goals shall be established without regard to length of service with the Company, and shall be based on targeted levels of increase in (a) earnings per share, and (b) free cash flow, as hereinafter defined, or (c) such other measures of performance success as the Committee may determine. For purposes of this Plan, “free cash flow” means the Company’s net income for the Performance Period, plus depreciation and amortization, less cash dividends1, equity in earnings of affiliates and capital expenditures, and plus or minus changes in working capital, changes in deferred taxes and such other adjustments that the Committee determines are necessary or proper to reflect accurately the free cash flow of the Company.

For each Performance Period, the Committee may in its discretion, establish a range of performance goals which correspond to, and will entitle Participants to receive, various levels of Award Opportunities based on percentage multiples of the Target Incentive Award. Each performance goal range shall include a level of performance designated as the “100% Award Level” at which the Target Incentive Award shall be earned. In addition, each range may include levels of performance above and below the one hundred percent (100%) performance level, ranging from a minimum of 0% to a maximum of 200% of the Target Incentive Award.

After the performance goals are established, the Committee will align the achievement of the performance goals with the Award Opportunities (as described in Section 4.2 herein), such that the level of achievement of the pre-established performance goals at the end of the Performance Period will determine the Final Awards.

4.2.    Award Opportunities.    As soon as practicable after establishing Performance Criteria in accordance with Section 4.1 above, but in no event later than 90 days following the first day of each Performance Period, the

1	Includes dividends received from CorrChoice and dividends paid on Class A and B shares.

Committee shall establish, in writing, Award Opportunities, which correspond to various levels of achievement of the pre-established Performance Criteria. The established Award Opportunities shall vary in relation to the job classification of each Participant. In the event a Participant changes job levels during a Performance Period, the Participant’s Award Opportunity may, subject to Section 4.3 below, be adjusted to reflect the amount of time at each job level during the Performance Period.

4.3.    Adjustment of Performance Criteria.    Once established, the Performance Criteria normally shall not be changed during the Performance Period. However, if the Committee determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals, or that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Criteria unsuitable, then the Committee may approve appropriate adjustments to the Performance Criteria (either up or down) during the Performance Period as such criteria apply to the Award Opportunities of specified Participants; provided, however, that no modification shall be made in the case of any award to a Participant who is, or is determined by the Committee to be likely to become, a Covered Employee if the effect would be to cause the award to fail to qualify for the performance-based exception to Code Section 162(m). In addition, at the time the award subject to Performance Criteria is made and Performance Criteria are established, the Committee is authorized to determine the manner in which the Performance Criteria will be calculated or measured to take into account certain factors over which Participants have no or limited control, including market related changes in inventory value, changes in industry margins, changes in accounting principles, and extraordinary charges to income.

4.4.    Final Award Determinations.    Subject to the provisions of Section 6.3, at the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Criteria were met during the Performance Period. Thereafter, the Committee shall determine and compile Final Awards for each Participant. Final Award amounts shall be described in the Final Award Agreements, and may vary above or below the Target Incentive Award based on the level of achievement of the pre-established corporate, divisional, and/or individual performance goals, provided, however, that the range of such variance shall be between 0% and 200% of the Target Incentive Award.

The Target Incentive Award for each Participant will be a percentage of that Participant’s average base salary (exclusive of any bonus and other benefits) (the “Base Salary”) during the Performance Period; provided, however, that in the event that a Covered Employee’s average Base Salary during the Performance Period exceeds by more than 130% the Base Salary of that Covered Employee on the first day of the Performance Period, such Covered Employee’s average Base Salary for purposes of calculating the Final Award shall be capped at 130% of such Covered Employee’s Base Salary on the first day of the Performance Period. In addition, in no event shall the Final Award paid to any Employee under this Plan for any Performance Period exceed $6,000,000.

4.5.    Threshold Levels of Performance.    The Committee may establish minimum levels of performance goal achievement under the Performance Criteria, below which no payouts of Final Awards shall be made to any Participant.

4.6.    Performance Criteria Applicable to Covered Employees.    Notwithstanding any other provision herein to the contrary, the Performance Criteria applicable to any Participant who is, or who is determined by the Committee to be likely to become, a Covered Employee shall be limited to growth, improvement or attainment of certain levels of:

(a)    return on capital, equity, or operating costs;

(b)    economic value added;

(c)    margins;

(d)    total stockholder return on market value;

(e)    operating profit or net income;

(f)    cash flow, earnings before interest and taxes, earnings before interest, taxes and depreciation, or earnings before interest, taxes, depreciation and amortization;

(g)    sales, throughput, or product volumes; or

(h)    costs or expenses.

Such Performance Criteria may be expressed either on an absolute basis or relative to other companies selected by the Committee. This Section 4.6 is intended to ensure compliance with the exception from Code Section 162(m) for qualified performance-based compensation, and shall be construed, applied and administered accordingly.

Article 5.    Payment of Final Awards

5.1.    Form and Timing of Payment.

(a)    Generally.    Each Participant’s Final Award shall be paid 80% in cash and 20% in Restricted Shares, in one lump sum, no sooner than 75 days after the end of each Performance Period. The value of the Restricted Shares shall be the closing price of such Shares on the last trading day that precedes the day on which the Final Award is paid to the Participant. The Company, in its sole discretion, shall determine whether an award of Restricted Shares shall be Class A, Class B, or a combination of Class A and Class B Shares.

(b)    Transfer of Restricted Shares.    A Participant may not sell, transfer, pledge, assign, or otherwise alienate or hypothecate Restricted Shares granted hereunder until the end of the applicable Period of Restriction, as set forth in the Participant’s Final Award Agreement. All rights with respect to Restricted Shares granted to a Participant under the Plan shall be available during his lifetime only to such Participant. The Company shall retain the certificates representing Restricted Shares in the Company’s possession until such time as the applicable Periods of Restriction have expired. Restricted Shares awarded under this Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction, subject to any applicable securities laws.

5.2.    Unsecured Interest.    No Participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive cash or Restricted Shares under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

Article 6.    Termination of Employment

6.1.    Termination of Employment Due to Death, Disability, or Retirement.    In the event a Participant’s employment is terminated by reason of death, Disability, or retirement, the Final Award determined in accordance with Section 4.4 herein shall be reduced to reflect participation prior to termination only. The reduced award shall be determined by multiplying said Final Award by a fraction, the numerator of which is the number of days of employment in the Performance Period through the date of employment termination, and the denominator of which is the number of days in the Performance Period. In the case of a Participant’s Disability, the employment termination shall be deemed to have occurred on the date that the Committee determines the definition of Disability to have been satisfied. The Final Award thus determined shall be paid as soon as practicable and reasonable following the end of the Performance Period in which employment termination occurs, but in no event shall such amount be paid sooner than 75 days after the end of such Performance Period.

6.2.    Beneficiary Designations.

(a)    General.    Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime.

(b)    Invalidity of Powers of Attorney.    This Plan shall not recognize beneficiary designations made on a Participant’s behalf by the Participant’s attorney in fact, or by any person acting under a power of attorney or any instrument by which the Participant has appointed another person as his agent, thereby conferring upon him the authority to perform certain specified acts on the Participant’s behalf.

(c)    Failure of Beneficiary Designation.    In the absence of a beneficiary designation made by the Participant in accordance with Section 6.2(a), or if the beneficiary named by a Participant predeceases him, then the Committee shall pay any benefits remaining unpaid at the Participant’s death to the Participant’s surviving spouse. If the Participant has no surviving spouse at his date of death, then the Committee shall pay the remaining benefit hereunder to the Participant’s Children per capita and to any deceased Child’s Descendants per stirpes. If no spouse, Children or Descendants survive the Participant, then the Committee shall pay any remaining benefits hereunder to the Participant’s estate.

6.3.    Termination of Employment for Other Reasons.    In the event a Participant’s employment is terminated before the date payment of the Final Award is made for any reason other than death, Disability, or retirement (of which the Committee shall be the sole judge), all of the Participant’s rights to any unpaid Final Award shall be forfeited.

Article 7.    Rights of Participants

7.1.    Employment.    Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

7.2.    Nontransferability.    No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge, and bankruptcy.

7.3.    Stockholder Rights.    No Participant shall be deemed for any purpose to be or to have the rights and privileges of the owner of any Restricted Shares to be awarded under the Plan until such Participant shall have become the holder thereof. Notwithstanding the foregoing sentence, a Participant who has received a Final Award shall have the following rights during the Period of Restriction:

(a)    Voting Rights.    Such Participants may exercise full voting rights with respect to Restricted Shares.

(b)    Dividends and Other Distributions.    Such Participants shall receive regular cash dividends paid by the Company with respect to the underlying Shares while they are so held.

7.4.    Foreign Participants.    Subject to the provisions of Section 4.3, the Committee may, in order to fulfill the Plan purposes and without amending the Plan, modify Award Opportunities granted to Participants who are foreign nationals or employed outside the United States to the extent necessary to recognize differences in local law, tax policy or custom.

Article 8.    Administration

8.1.    The Committee.    The Committee, as defined in Section 2.6, shall administer the Plan. The members of the Committee shall be appointed by, and shall serve at the discretion of, the Board. All Committee members shall be members of the Board, and must be “non-employee directors,” as such term is described in Rule 16b-3, if and as such Rule is in effect, and “outside directors” within the meaning of Code Section 162(m). Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. The Board shall fill vacancies in the Committee.

8.2.    Authority of the Committee.

(a)    General.    Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees who shall participate in the Plan; determine the size and types of Award Opportunities and Final Awards; determine the terms and conditions of Award Opportunities in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 4 herein) amend the terms and conditions of any outstanding Award Opportunity to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations, which may be necessary or advisable for the administration of the Plan. As permitted by law, the Board, the Compensation Committee of the Board, and the Committee may employ attorneys, consultants, accountants, appraisers and other persons, and may delegate as appropriate its authorities as identified hereunder. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or evaluations of any such persons.

(b)    Facility of Payment.    If the Committee deems any person entitled to receive any amount under the provisions of this Plan to be incapable of receiving or disbursing the same by reason of minority, illness or infirmity, mental incompetency, or incapacity of any kind, the Committee may, in its sole discretion, take any one or more of the following actions:

(i)    apply such amount directly for the comfort, support and maintenance of such person;

(ii)    reimburse any person for any such support theretofore supplied to the person entitled to receive any such payment;

(iii)    pay such amount to any person selected by the Committee to disburse it for such comfort, support and maintenance, including without limitation, any relative who has undertaken, wholly or partially, the expense of such person’s comfort, care and maintenance, or any institution in whose care or custody the person entitled to the amount may be; or

(iv)    with respect to any amount due to a minor, deposit such amount to his credit in any savings or commercial bank of the Committee’s choice, direct that such distribution be paid to the legal guardian, or if none, to a parent of such person or a responsible adult with whom the minor maintains his residence, or to the custodian for such person under the Uniform Gift to Minors Act or Gift to Minors Act, if such payment is permitted by the laws of the state in which the minor resides.

Payment pursuant to this Section 8.2(b) shall fully discharge the Company, the Board, the Compensation Committee of the Board, the Committee, and the Plan from further liability on account thereof.

8.3.    Majority Rule.    The Committee shall act by a majority of its members.

8.4.    Decisions Binding.    All determinations and decisions of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all parties.

8.5.    Indemnification.    Each person who is or shall have been a member of the Committee, the Compensation Committee of the Board, or the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party, or in which he may be involved by reason of any action taken or failure to act under the Plan, and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his or her own behalf.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 9.    Amendments

The Board or the Committee, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that:

(a)    no such modification, amendment, suspension, or termination may, without the consent of a Participant materially reduce the right of a Participant to a payment or distribution hereunder to which he has already become entitled, as determined under Sections 4.4 and 6.3; and

(b)    no amendment shall be effective unless approved by the affirmative vote of a majority of the votes eligible to be cast at a meeting of stockholders of the Company held within twelve (12) months of the date of adoption of such amendment and prior to payment of any compensation pursuant to such amendment, where such amendment will make any change which may require stockholder approval under the rules of any exchange on which Shares are traded, or in order for awards granted under the Plan to qualify for an exception from Code Section 162(m).

No Award Opportunity may be granted during any period of suspension of the Plan or after termination of the Plan, and in no event may any Award Opportunities be granted after October 31, 2011.

Article 10.    Miscellaneous

10.1.    Regulations and Other Approvals; Governing Law.

(a)    The obligation of the Company to deliver Shares with respect to any Final Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b)    The portion of each Final Award payable in Restricted Shares is subject to the requirement that, if at any time the Committee determines, in its sole discretion, that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the issuance of Restricted Shares, no such Shares will be issued unless such consent or approval has been effected or obtained free of any conditions and as acceptable to the Committee.

(c)    In the event that the disposition of Restricted Shares acquired under the Plan is not covered by a then current registration statement under the Exchange Act and is not otherwise exempt from registration, such Shares shall be restricted against transfer to the extent required by the Exchange Act or regulations thereunder, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution. The certificate for any Shares acquired pursuant to the Plan shall include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

10.2.    Choice of Law.    The Plan and all agreements hereunder, shall be governed by and construed in accordance with the laws of the state of Ohio.

10.3.    Withholding Taxes.    The Company shall have the right to deduct from all cash payments under the Plan any federal, state, or local taxes required by law to be withheld with respect to any Final Award.

10.4.    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

10.5.    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

10.6.    Costs of the Plan.    All costs of implementing and administering the Plan shall be borne by the Company.

10.7.    Successors.    All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

10.8.    Titles; Construction.    Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates. Any reference to a section (other than to a section of the Plan) shall also include a successor to such section.

Executed this 23rd day of August, 2001.

GREIF BROS. CORPORATION

By:	/s/ MICHAEL J. GASSER
Title: Chairman and Chief Executive Officer

EXHIBIT B

GREIF, INC.

AUDIT COMMITTEE CHARTER

Adopted December 10, 2003

Purposes of the Committee

The purposes of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Greif, Inc. (the “Company”) are (i) to assist the Board in overseeing (a) the integrity of the financial statements of the Company, (b) the Company’s compliance with legal and regulatory requirements, (c) the Company’s independent auditor’s qualifications and independence, and (d) the performance of the Company’s internal audit function and independent auditors; and (ii) to prepare an audit committee report as required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

B. Composition of the Committee

The Committee must consist of at least three directors, each of whom must satisfy the requirements for independence set forth in (i) Rule 10A-3 (Listing Standards Relating to Audit Committees) promulgated under the Securities Exchange Act of 1934, as amended, and (ii) the listing standards of the New York Stock Exchange (the “NYSE”) or other applicable listing standards; provided, however, that any member shall have the opportunity to cure a defect as to his or her independence as permitted by Rule 10A-3 or such listing standards. Each Committee member must meet the financial literacy and experience standards applicable to him or her under applicable law, SEC rules and NYSE or other listing standards, and at least one Committee member must satisfy the criteria for an “audit committee financial expert” under the applicable rules of the SEC. No Committee member may serve on the audit committee of more than two other publicly-traded companies.

The members of the Committee will be appointed by and serve at the pleasure of the Board, and one member will be designated as the chairperson by the Board. The Board has the sole authority to remove Committee members and to fill vacancies on the Committee.

C. Committee Authority and Responsibilities

The Committee has the following authority and responsibilities:

1. Engagement of Independent Auditor; Approval of Services. The Committee has the sole authority to engage and, when appropriate, replace, the Company’s independent auditor. The Committee is directly responsible for the compensation, at the Company’s expense, and oversight of the work of the independent auditor (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attestation services for the Company (including the audits for the Company’s employee benefit plans). The Committee must preapprove all auditing services (including the fees and all other terms of the engagement), as well as all non-audit services (including the fees and all other terms of the engagement) to be performed for the Company by the independent auditor. The Committee may establish policies and procedures for the engagement of the independent auditor to provide permitted non-audit services.

2. Review and Discussion Items. The Committee shall review and discuss:

a. with the persons responsible for the internal audit function and the independent auditor, respectively, in advance of their respective audits, the overall scope and plans for their audits, including the adequacy of staffing and other factors that may affect the effectiveness and timeliness of such audits; in this connection, the Committee shall discuss with management, the persons responsible for the internal audit function and the independent auditor, among other things, the Company’s significant exposures (whether financial, operating or otherwise), and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies;

b. with management and the independent auditor, the financial information to be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K), including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the financial statements, and the adequacy and effectiveness of internal controls; in this connection, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards, applicable law or listing standards, including matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90, and shall determine whether to recommend to the Board that the audited financial statements be included in the Company’s Form 10-K;

c. with management and the independent auditor, the quarterly financial information to be included in the Company’s Quarterly Reports on Form 10-Q, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any other matters required at the time of that discussion to be communicated to the Committee by the independent auditor under generally accepted auditing standards, applicable law or listing standards; in this connection, the Committee shall discuss the results of the independent auditor’s review of the Company’s quarterly financial information conducted in accordance with the applicable Statement on Auditing Standards;

d. with the Chief Executive Officer and the Chief Financial Officer periodically (and at least quarterly), management’s conclusions about the efficacy of the Company’s disclosure controls and procedures, including any significant deficiencies in the design or operation of such controls and procedures or material weaknesses therein; and with management and the independent auditor annually, management’s annual internal control report, including the auditor’s attestation thereof as required by applicable law;

e. with management at least annually and at such other times as the Committee considers appropriate, financial information and earnings guidance provided to analysts and rating agencies (paying particular attention to the type of information and type of presentation to be made); and with management, through the Committee Chairperson, review and discuss earnings press releases;

f. with the independent auditor, at least annually, any problems or difficulties the independent auditor has encountered in connection with the annual audit or otherwise, including any restrictions on the scope of its activities or access to required information, any disagreements with management regarding U.S. generally accepted accounting principles (“GAAP”) or other matters, material adjustments to the financial statements recommended by the independent auditor, and adjustments that were proposed but “passed,” regardless of materiality; in this connection, the Committee shall review with the independent auditor any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the audit, any management letter issued or proposed to be issued by the auditor, the Company’s response to that letter and the responsibilities, budget and staffing of the Company’s internal audit function;

g. with management, the persons responsible for the internal audit function and the independent auditor, at least annually and at such other times as the Committee considers appropriate, in separate meetings, (a) significant issues regarding accounting principles and financial statement presentations, including any significant change in the Company’s selection or application of accounting principles, and significant issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, (b) analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, (c) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative treatments, and the treatment preferred by the independent auditor, (d) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements and other public disclosures, (e) policies with respect to risk assessment and risk management, and (f) other matters the Committee considers appropriate;

h. with the independent auditor and obtain and review, at least annually, a report by the independent auditor of all relationships between the independent auditor and the Company to assess the auditor’s independence;

i. with the independent auditor, at least annually, the auditor’s performance, including the Committee’s evaluation of the auditor’s partner responsible for reviewing the audit (which evaluation is to include an assessment of the auditor’s compliance with the requirement of rotation of the audit partners as required by law); in conducting this review, the Committee shall consult with management and the head of the internal audit function and obtain and review a report by the independent auditor describing its internal quality-control procedures, any material issues raised in its most recent internal quality-control review, or peer review (if applicable), or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting any independent audit carried out by the independent auditor, and the response of the independent auditor;

j. with the General Counsel, other appropriate legal staff of the Company or its outside counsel, at least annually and at such other times as the Committee considers appropriate, material legal affairs of the Company and the Company’s compliance with applicable law and listing standards; in this connection, the Committee shall discuss with management (and appropriate counsel) and the independent auditor any correspondence with, or other action by, regulators or governmental agencies and any employee complaints or published reports that raise concerns regarding the Company’s financial statements, accounting or auditing matters or compliance with the Company’s code of ethics or other standards of conduct;

k. with management, annually, a summary of the Company’s transactions with directors and officers of the Company and with firms that employ directors, and any other material related party transactions; and

l. with the Board, annually, an evaluation of this Charter and of the Committee’s performance under this Charter.

3. Reports. The Committee shall report regularly to the Board with respect to the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors, and the performance of the internal audit function. The Committee shall, at least annually, evaluate this Charter and the Committee’s performance hereunder and shall report that evaluation to the Board. The Committee shall prepare the reports required to be included in the Company’s annual proxy statement with respect to financial and accounting matters and Committee actions, and such other reports with respect to those matters as are required by applicable law, applicable rules of the SEC or applicable NYSE or other listing standards.

4. Hiring and Complaint Processing Policies and Procedures. The Committee shall establish (a) policies for the Company’s hiring of employees or former employees of the independent auditors who have participated in the audit of the Company (a copy of which is attached as Exhibit A), and (b) procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding accounting or auditing matters.

5. Other Authority and Responsibilities; Limitation. The Committee will have such additional authority and responsibilities as may be granted to or imposed on audit committees from time to time by applicable law, SEC rules and NYSE or other listing standards, and shall discharge all of its authority and responsibilities in accordance with all applicable law, SEC rules and NYSE or other listing standards. The Committee may conduct or authorize the conduct of such investigations within the scope of its authority and responsibilities as it considers appropriate. The Committee may retain, at the Company’s expense, such legal, accounting or other advisers as the Committee considers necessary or advisable to carry out its duties. The ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties will be paid by the Company.

In discharging its responsibilities, the Committee is not responsible for the planning or conduct of audits or for any determination, certification or guarantee that the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles and applicable rules and regulations. These matters are the responsibility of management and the independent auditor.

6. Access to Records. The Committee is entitled to full access to all books, records, facilities and personnel of the Company for the purpose of executing its authority and responsibilities.

7. Meetings. The Committee shall meet at least quarterly, and additional meetings may be scheduled as considered necessary by the Audit Committee or its Chairperson. A majority of the members of the Committee shall constitute a quorum for the transaction of business. Minutes of each meeting will be prepared by the Secretary or Assistant Secretary. The Committee may request members of management, counsel, internal auditors, external auditors and other persons, as applicable, to attend and participate in its meetings, and the Committee may meet in executive session with any of the foregoing persons.

EXHIBIT A TO THE AUDIT COMMITTEE CHARTER

The Committee has adopted the following practices regarding the hiring by the Company of any partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other persons having responsibility for providing audit assurance to the Company’s independent auditor on any aspect of their certification of the Company’s financial statements. “Audit assurance” includes all work that results in the expression of an opinion on financial statements, including audits of statutory accounts.

a.	No member of the audit team that is auditing a business or employee benefit plan of the Company can be hired by the Company for a period of 2 years following association with that audit.

b.	No former employee of the independent auditor may sign an SEC filing of the Company for 5 years following employment with the independent auditor.

c.	No former employee of the independent auditor may be named an officer of the Company for 3 years following employment by the independent auditor.

d.	The Chief Financial Officer of the Company must approve all vice president and higher hires from the independent auditor.

e.	The Chief Financial Officer of the Company shall report annually to the audit committee the profile of the preceding year’s hires from the independent auditor.

GREIF, INC.

CLASS B PROXY

FOR THE ANNUAL MEETING OF STOCKHOLDERS

CALLED FOR FEBRUARY 23, 2004

This Proxy is Solicited on Behalf of Management

The undersigned, being the record holder of Class B Common Stock and having received the Notice of Meeting and Proxy Statement dated January 23, 2004, hereby appoints Michael J. Gasser, Charles R. Chandler, Michael H. Dempsey, Daniel J. Gunsett, Judith D. Hook, Patrick J. Norton, David J. Olderman and William B. Sparks, Jr., and each or any of them as proxies, with full power of substitution, to represent the undersigned and to vote all shares of Class B Common Stock of Greif, Inc. (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 425 Winter Road, Delaware, Ohio 43015, at 10:00 o’clock A.M., E.S.T., on February 23, 2004, and at any adjournment thereof; as follows:

1.	FOR ☐ OR AGAINST ☐ THE ELECTION OF ALL NOMINEES LISTED BELOW (except as marked to the contrary below):

Michael J. Gasser Daniel J. Gunsett David J. Olderman	Charles R. Chandler Judith D. Hook William B. Sparks, Jr.	Michael H. Dempsey Patrick J. Norton

Instruction: To withhold authority to vote for any individual nominee, strike a line through his or her name.

2.	PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S LONG-TERM INCENTIVE PLAN.

         FOR ☐                         AGAINST ☐                         ABSTAIN ☐

3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

The Shares represented by this proxy will be voted upon the proposals listed above in accordance with the instructions given by the undersigned, but if this proxy is signed and returned and no instructions are given, this proxy will be voted to elect all of the nominees for directors as set forth in Item 1, above, and to amend the Company’s Long-Term Incentive Plan as set forth in Item 2, above, and in the discretion of the proxies on any other matter which properly comes before the Annual Meeting.

Record Holder	Number of Class B Shares Held

Dated , 2004

Please date and sign proxy exactly as your name appears above, joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.